Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2021, is entered into by and among G1 THERAPEUTICS, INC., a Delaware corporation, and each of its Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 29, 2020 (the “Existing Loan Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Borrower has requested that the Lenders agree to certain amendments to the Loan Agreement. Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)Rules of Construction. The rules of construction that appear in Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan Agreement.

(a)Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Loan Agreement is hereby amended as follows:

(i)	New Definition. The following definition is added to Section 1.1 in its proper alphabetical order:

“First Amendment Effective Date” means March 31, 2021.

(ii)Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of (i) (a) the prime rate as reported in The Wall Street Journal, plus (b) 6.20%, and (ii) 9.45%.

(iii)	Section 2.2. Section 2.2(a)(ii) is hereby amended and restated as follows:

(ii)   Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of Ten Million Dollars ($10,000,000) on the First Amendment Effective Date (the “Tranche 1B Advance” and together with the Tranche 1A Advance, each a “Tranche 1 Advance”).

(iv)	Section 7.20. Section 7.20(b) is hereby amended and restated as follows:

(b)Performance Covenant. If the aggregate principal amount of the outstanding Term Loan Advances exceeds Forty Million Dollars ($40,000,000) at any time, Borrower shall, from the later to occur of (a) the initial date on which the aggregate principal amount of the outstanding Term Loan Advances exceeds Forty Million Dollars ($40,000,000) and (b) May 13, 2021, satisfy either of (i) Performance Covenant A or Performance Covenant B, tested at all times, or (ii) Performance Covenant C, tested monthly.

(b) References Within Existing Loan Agreement. Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment.

SECTION 3Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 66(e), and (ii) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement.

(b)	Agent shall have received:

(i)	this Amendment, executed by Agent, Lenders and Borrower;

(ii)an irrevocable Advance Request for a Tranche 1B Advance in the amount of Ten Million Dollars ($10,000,000) executed by Borrower;

(iii)an officer’s certificate certifying the minutes of Borrower’s board of directors evidencing approval of this Amendment and other transactions evidenced hereby; and

(iv)	such other documents as Agent may reasonably request.

(c)On the date hereof, after giving effect to the amendment of the Existing Loan Agreement contemplated hereby, there exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, that (a) the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) there has not been and there does not exist a Material Adverse Effect; (c) that the information included in the Perfection Certificate delivered to Agent on the Closing Date remains true and correct; (d) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, pursuant to the Loan Documents or otherwise granted to or held by Agent; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; (f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues; and (g) no Event of Default has occurred and is continuing.

SECTION 5 Performance Milestone Achievement Acknowledgment. Borrower, Agent and Lenders agree and acknowledge that Borrower achieved the Performance Milestone on February 12, 2021. Borrower, Agent and Lenders further acknowledge and agree that effective as of such date, (a) the Amortization Date means January 1, 2023 (provided, however, that if Borrower remains in compliance with Section 7.20 of the Loan Agreement, then the Amortization Date means the later of (x) January 1, 2024 and (y) the first day of the fiscal quarter immediately following the occurrence of any default under Section 7.20 of the Loan Agreement), and (b) the Term Loan Maturity Date means June 1, 2025.

SECTION 6Miscellaneous.

(a)	Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)Except as expressly amended pursuant hereto or referenced herein, the Existing Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Existing Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Existing Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Existing Loan Agreement, including without limitation any Term Loans funded on or after the date hereof, as of the date hereof, and with effect from (and including) the date hereof, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Existing Loan Agreement, as amended by this Amendment, and the other Loan Documents, and (4) agrees that the Existing Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Existing Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(b)Conditions. For purposes of determining compliance with the conditions specified in Section 3, Lenders that have signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless Agent shall have received notice from Lenders prior to the date hereof specifying its objection thereto.

(c)Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or the transactions thereunder or related thereto. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER,

WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d)No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the out-of-pocket costs and expenses of Agent and Lenders party hereto, and the fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(f)Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(l)Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

GI THERAPEUTICS, INC.

Signature:/s/ Jennifer K. Moses

Print Name:Jennifer K. Moses

Title:CFO

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to First Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe

Title:Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe

Title:Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2018-1

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe

Title:Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:Associate General Counsel

[Signature Page to First Amendment to Loan and Security Agreement]